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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of AirTouch Communications, Inc. of our report dated March 13, 1995, on our audits of the consolidated financial statements and financial statement schedule of AirTouch Communications, Inc., as of December 31, 1994, and for the years ended December 31, 1994 and 1993, which reports are included in the AirTouch Communications, Inc.'s 1995 Annual Report on Form 10-K, as amended.


/s/ Coopers & Lybrand L.L.P.

San Francisco, California
December 12, 1996


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